Exhibit 10.7.1

TRUST AGREEMENT

Dated as of November    , 2006

between

FUND AMERICAN COMPANIES, INC.

and

WHITE MOUNTAINS CAPITAL, INC., as Trustee

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Definitions	4

ARTICLE II

TRUST

SECTION 2.01.	Establishment	5
SECTION 2.02.	Revocation	5
SECTION 2.03.	Grantor Trust	5
SECTION 2.04.	Trust Assets	5

ARTICLE III

DISBURSEMENTS

SECTION 3.01.	Disbursements to Berkshire	6
SECTION 3.02.	Limitations	6

ARTICLE IV

INSOLVENCY OF THE COMPANY

SECTION 4.01.	Insolvency	6
SECTION 4.02.	Procedures	6

ARTICLE V

PAYMENTS TO THE COMPANY

SECTION 5.01.	Payments to the Company	7

ARTICLE VI

INVESTMENT OF TRUST

SECTION 6.01.	Limitations on Rights of Berkshire	7
SECTION 6.02.	Contributed Assets	7

ARTICLE VII

RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED

SECTION 7.01.	General	8
SECTION 7.02.	Accounts	8
SECTION 7.03.	Inspection and Audit	8

ARTICLE VIII

TRUSTEE POWERS

SECTION 8.01.	Trustee Powers	8

ARTICLE IX

COMPENSATION AND EXPENSES OF THE TRUSTEE

SECTION 9.01.	Compensation and Expenses of the Trustee	9

ARTICLE X

RESIGNATION OR REMOVAL OF THE TRUSTEE

SECTION 10.01.	Resignation	10
SECTION 10.02.	Removal	10
SECTION 10.03.	Successor	10

ARTICLE XI

SUCCESSOR TRUSTEE

SECTION 11.01.	Appointment	10
SECTION 11.02.	Acceptance	10
SECTION 11.03.	Corporate Action	10

ARTICLE XII

CONFIDENTIALITY

SECTION 12.01.	Confidentiality	11

ARTICLE XIII

AMENDMENT, REVOCATION OR TERMINATION

SECTION 13.01.	Amendment	11
SECTION 13.02.	Revocation or Termination	11

ARTICLE XIV

LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 14.01.	Limitation of Liability	12
SECTION 14.02.	Indemnification	12

ARTICLE XV

RESIGNATION, REMOVAL AND TERMINATION NOTICES

SECTION 15.01.	Resignation, Removal and Termination Notices	12

ARTICLE XVI

DURATION

SECTION 16.01.	Duration	13

ARTICLE XVII

GENERAL

SECTION 17.01.	Performance by the Trustee, its Agents or Affiliates	13
SECTION 17.02.	Entire Agreement	13
SECTION 17.03.	Waiver	13
SECTION 17.04.	Non-Assignment	13
SECTION 17.05.	Successors and Assigns	13
SECTION 17.06.	Partial Invalidity	13
SECTION 17.07.	Section Headings	13
SECTION 17.08.	Counterparts	14
SECTION 17.09.	Facsimile and Electronic Communications Permitted	14

ARTICLE XVIII

GOVERNING LAW

SECTION 18.01.	Delaware Law Controls	14
SECTION 18.02.	Trust Agreement Controls	14

TRUST AGREEMENT dated as of November [•], 2006, between FUND AMERICAN COMPANIES, INC., a Delaware corporation (the “Company”) and WHITE MOUNTAINS CAPITAL, INC., a Delaware corporation (the “Trustee”).

W I T N E S S E T H:

WHEREAS Berkshire owns $300 million liquidation preference of preferred stock of the Company (“the Berkshire Preferred Stock”);

WHEREAS the Company wishes to establish a trust and to contribute to the trust assets (the “Contributed Assets”) that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as herein defined), until paid to Berkshire in such manner and at such times as specified under the terms of the Berkshire Preferred Stock;

WHEREAS it is the intention of the parties that the Contributed Assets be sufficient to pay when due all amounts required under the terms of the Berkshire Preferred Stock; and

WHEREAS the Trustee is willing to hold the aforesaid Contributed Assets in trust.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be composed, held and disposed of as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.  The following terms as used in this Agreement have the meaning indicated unless the context clearly requires otherwise:

 “Agreement” shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

“Berkshire” shall mean Berkshire Hathaway, Inc., a Delaware Corporation.

“Berkshire Preferred Stock” shall mean the $300 million liquidation preference of preferred stock of the Company owned by Berkshire.

“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

“Company” shall mean Fund American Companies, Inc., a Delaware corporation, or any successor to all or substantially all its businesses that, by agreement, operation of law or otherwise, assumes the responsibility of the Company under this Agreement.

“Contributed Assets” shall mean the cash contributed to the Trust by the Company, which cash will be used to acquire a portfolio of fixed maturity securities issued by the U.S. government or government-sponsored enterprises, the scheduled interest and principal payments of which are intended to be sufficient to pay when due all amounts required under the terms of the Berkshire Preferred Stock.

“Reporting Date” shall mean the last day of each calendar quarter and the date as of which the Trustee resigns or is removed pursuant to this Agreement.

“Trust” shall mean this Fund American Companies, Inc. Trust established by the Company and the Trustee pursuant to the provisions of this Agreement.

“Trustee” shall mean White Mountains Capital, Inc., a Delaware corporation, or any successor trustee appointed pursuant to Article XI to the extent such successor agrees to serve as Trustee under this Agreement.

ARTICLE II

TRUST

SECTION 2.01. Establishment.  The Company hereby deposits with the Trustee in trust the Contributed Assets, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.  The Company may from time to time deposit additional assets with the Trustee in trust that shall thereupon be added to the principal of the Trust.

SECTION 2.02. Revocation.  The Trust hereby established shall not be revocable by the Company.

SECTION 2.03. Grantor Trust.  The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

SECTION 2.04. Trust Assets.  The principal of the Trust and any earnings thereon shall be held separate and apart from funds of the Company and shall be used exclusively for the uses and purposes described herein and for the general creditors of the Company as herein set forth.  Berkshire shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any assets held by the Trust will be subject to the claims of the Company’s general creditors under Federal and state law in the event of Insolvency.

ARTICLE III

DISBURSEMENTS

SECTION 3.01. Disbursements to Berkshire.  The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable by the Company in respect of the Berkshire Preferred Stock and the dates for payments of such amounts.  The Trustee shall, on behalf of the Company, disburse moneys from the Trust to Berkshire in accordance with the Payment Schedule.  The Trustee shall have no responsibility to ascertain whether the Payment Schedule complies with the terms of the Berkshire Preferred Stock or of any applicable law.  The Company shall be responsible for any Federal or state income tax reporting or withholding arising out of any transactions relating to the Trust.

If the principal of the Trust, and any earnings thereon, are not sufficient to make payments to Berkshire in accordance with the Payment Schedule, the Trustee shall notify the Company.

SECTION 3.02. Limitations.  The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement.

ARTICLE IV

INSOLVENCY OF THE COMPANY

SECTION 4.01. Insolvency.  The Trustee shall cease disbursement of funds to Berkshire if the Trustee has become aware of the Company’s Insolvency in accordance with the procedures described in Section 4.02.  The Company shall be considered “Insolvent” for purposes of this Agreement if (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

SECTION 4.02. Procedures.  At all times during the continuance of the Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under Federal and state law as set forth below.

(a)  The Board of Directors and the President of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue disbursements of funds to Berkshire.

(b)  Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency; provided, however, that the Trustee may in all events rely conclusively on the assertion of the Company as to whether it is or is not Insolvent.

(c)  If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue disbursements of funds to Berkshire and shall hold the assets of the Trust for the benefit of the Company’s general creditors.

(d)  The Trustee shall resume disbursement of funds to Berkshire in accordance with Article III only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

ARTICLE V

PAYMENTS TO THE COMPANY

SECTION 5.01. Payments to the Company.  Except as provided under Articles III and IV and Section 13.02(b) the Company shall have no right to retain or divert to others any of the Trust assets.

ARTICLE VI

INVESTMENT OF TRUST

SECTION 6.01.Limitations on Rights of Berkshire.  As provided in Section 2.04, Berkshire will not have any preferential claim to or beneficial ownership interest in any asset or investment of the Trust, and the rights of Berkshire under the Trust are solely those rights afforded to Berkshire with respect to the assets of the Company as the holder of the Berkshire Preferred Stock.  Subject to the other provisions of this Article VI, all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with any person, including Berkshire and the Company.

SECTION 6.02. Contributed Assets.

(a)  Investments.  The Trustee shall not invest the principal and income of the Trust and shall hold the Contributed Assets and the scheduled interest and principal payments thereon solely for the purpose of making disbursements to Berkshire in accordance with the terms of the Berkshire Preferred Stock; provided, that, the Trustee shall use the Contributed Assets to acquire fixed maturity securities issued by the U.S. government or government-sponsored enterprises as the Trustee is instructed in writing by the Company from time to time.

ARTICLE VII

RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED

SECTION 7.01. General.  The Trustee shall perform such recordkeeping and administrative functions as are agreed to in writing between the Company and the Trustee.

SECTION 7.02. Accounts.  The Trustee shall keep accurate accounts of all investments, receipts, disbursements and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Company and, if not on the last day of a fiscal quarter or the date on which the Trustee resigns or is removed as provided in Article X or this Agreement is terminated as provided in Article XIII.  Within 30 days following each Reporting Date or within 60 days in the case of a Reporting Date caused by the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date.

SECTION 7.03. Inspection and Audit.  All records generated by the Trustee in accordance with Sections 7.01 and 7.02 shall be open to inspection and audit, during the Trustee’s regular business hours prior to the termination of this Agreement, by the Company or any person designated by the Company.

ARTICLE VIII

TRUSTEE POWERS

SECTION 8.01. Trustee Powers.  The Trustee shall have the following powers and authority:

(a)  to sell, exchange, convey, transfer or otherwise dispose of any property held in the Trust, by private contract or at public auction; no person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(b)  to cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust;

(c)  to keep that portion of the Trust in cash or cash balances as the Trustee may, from time to time, deem to be in the best interest of the Trust;

(d)  to make, execute, acknowledge and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted;

(e)  to borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to make disbursements to Berkshire in accordance with the Berkshire Preferred Stock in a timely fashion;

(f)  to settle, compromise or submit to arbitration any claims (other than claims of creditors of the Company in the event of the Company’s Insolvency), debts or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action from the Trust if not paid by the Company;

(g)  to employ legal, accounting, clerical and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Company; and

(h)  to do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.  The Company may provide the Trustee with an opinion of counsel whether an annual fiduciary tax return should be filed for the Trust; in the absence of such opinion, the Trustee may consult with counsel to the extent it deems appropriate on such issue, and any resulting counsel fees shall be charged to the Trust to the extent not paid by the Company.

ARTICLE IX

COMPENSATION AND EXPENSES OF THE TRUSTEE

SECTION 9.01. Compensation and Expenses of the Trustee.  The Company shall not be required to pay a fee to the Trustee in connection with the services provided by the Trustee in accordance with this Agreement.

All expenses of the Trustee relating directly to the management of the assets of the Trust and disbursement of funds to Berkshire shall be paid by the Company.

The Company shall, from time to time, pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the assets of the Trust.

ARTICLE X

RESIGNATION OR REMOVAL OF THE TRUSTEE

SECTION 10.01. Resignation.  The Trustee may resign at any time upon 90 days’ notice in writing to the Company, unless a shorter period of notice is agreed upon by the Company.

SECTION 10.02. Removal.  The Company may not remove the Trustee except in the event of gross negligence or willful misconduct by the Trustee in connection with the performance of its obligations under this Agreement and upon 90 days’ notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

SECTION 10.03. Successor.  If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Article XI, by the effective date of resignation or removal under Section 10.01 or 10.02.  If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.  All expenses of the Trustee in connection with any such proceeding shall be paid by the Company.

ARTICLE XI

SUCCESSOR TRUSTEE

SECTION 11.01. Appointment.  If the office of Trustee becomes vacant for any reason, the Company may in writing appoint a successor trustee under this Agreement.  The successor trustee shall have all the rights, powers, privileges, obligations, duties, liabilities and immunities granted to the Trustee under this Agreement.  The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

SECTION 11.02. Acceptance.  When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee.  The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Company or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

SECTION 11.03. Corporate Action.  Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

ARTICLE XII

CONFIDENTIALITY

SECTION 12.01. Confidentiality.  The parties to this Agreement recognize that, in the course of implementing and providing the services defined herein, each party may disclose to the other confidential information.  All such confidential information and other proprietary information disclosed by any party shall remain the sole property of the party disclosing the same, and any receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party.  Each party agrees to maintain all such confidential information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such confidential information to any third party without the written consent of the party that originally disclosed such proprietary information.  Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such confidential information.  In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except to its legal and accounting advisers, or as required by law, or in connection with a potential corporate transaction, without the prior written consent of the other parties.

All information received and all records prepared and maintained by the Trustee shall be held in confidence by the Trustee, except as required by applicable law.  Except to the extent expressly authorized under this Agreement, the Trustee shall not hold itself out as a representative or agent of the Company.

ARTICLE XIII

AMENDMENT, REVOCATION OR TERMINATION

SECTION 13.01. Amendment.  This Agreement may not be amended.

SECTION 13.02. Revocation or Termination.

(a)  Except as set forth in paragraph (b) of this Section 13.02, the Trust may not be revoked and this Agreement may not be terminated.

(b)  On the date when the Berkshire Preferred Stock is redeemed in full and the Company has no further obligations with respect to such stock, the Trust shall automatically be revoked and this Agreement shall terminate.  At such time, the Trustee shall forthwith transfer and deliver to such individual or entity as the Company shall designate in writing all cash and assets then constituting the Trust.  If by the termination date, the Company has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction.  The Trustee shall be reimbursed by the Company for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

ARTICLE XIV

LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 14.01.Limitation of Liability.  Trustee shall not be liable for any claims, losses, liabilities, damages or expenses (including attorneys’ fees and expenses) (collectively referred to herein as “Losses”) or action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of its gross negligence or willful misconduct.  In no event shall Trustee be liable (i) for special, consequential or punitive damages, or (ii) any Losses due to forces beyond the control of Trustee, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

SECTION 14.02.Indemnification.  The Company shall be liable for, and shall indemnify Trustee and hold Trustee harmless from and against, any and all Losses howsoever arising from or in connection with this Agreement or the performance of Trustee’s duties hereunder, the enforcement of this Agreement and disputes between the parties hereto, provided, however, that nothing contained herein shall require that Trustee be indemnified for its gross negligence or willful misconduct.

ARTICLE XV

RESIGNATION, REMOVAL AND TERMINATION NOTICES

SECTION 15.01. Resignation, Removal and Termination Notices.  All notices of resignation, removal or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Company c/o Thomas L. Forsyth, Esq., OneBeacon Insurance Group LLC, One Beacon Street, Boston, MA 02108, and to the Trustee c/o White Mountains Capital, Inc., 80 South Main St., Hanover, NH 03755, or to such other addresses as the parties have notified each other of in the foregoing manner.

ARTICLE XVI

DURATION

SECTION 16.01. Duration.  The Trust shall continue in effect until the Berkshire Preferred Stock is redeemed in full and the Company has no further obligations with respect to such stock subject, however, to the provisions of this Agreement relating to amendment or termination.

ARTICLE XVII

GENERAL

SECTION 17.01. Performance by the Trustee, its Agents or Affiliates.  The Company acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

SECTION 17.02. Entire Agreement.  This Agreement contains all the terms agreed upon between the parties with respect to the subject matter hereof.

SECTION 17.03. Waiver.  No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

SECTION 17.04. Non-Assignment.  Payments to Berkshire under the Trust, if any, may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

SECTION 17.05. Successors and Assigns.  The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

SECTION 17.06. Partial Invalidity.  If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 17.07. Section Headings.  The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 17.08. Counterparts.  This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.  The signature of any of the parties to any counterpart or copy of this Agreement shall be sufficient evidence of its joining in the creation of the Trust and of its designation of the Trustee named herein.

SECTION 17.09. Facsimile and Electronic Communications Permitted.  All requirements in this Agreement that notifications, directions or other communications be in writing may be satisfied by facsimile and/or electronic delivery to the facsimile number, e-mail or other electronic address as shall have been provided by one party to the other in writing, except for (a) the requirement relating to notices of resignation, removal or termination as described in Section 15.01 and (b) the initial notice by one party to the other of an acceptable facsimile number, e-mail or other address.  Any changes by one party to any facsimile number, e-mail or other address previously provided to the other party pursuant to this Section 17.09 shall also be transmitted in writing.

ARTICLE XVIII

GOVERNING LAW

SECTION 18.01. Delaware Law Controls.  This Agreement is being made in the State of Delaware, and the Trust shall be administered as a Delaware trust.  The validity, construction, effect and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

SECTION 18.02. Trust Agreement Controls.  The Trustee is not subject to the terms of the Berkshire Preferred Stock and, in the event of any conflict between the terms of the Berkshire Preferred Stock and the provisions of this Agreement, the provisions of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FUND AMERICAN COMPANIES, INC.,

By:

Name:
Title:

WHITE MOUNTAINS CAPITAL, INC. (solely in its capacity as Trustee of the Trust),

By:

Name:
Title: